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                                                                    EXHIBIT 99.2
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SUMMIT TECHNOLOGY, INC.
21 HICKORY DRIVE
WALTHAM, MASSACHUSETTS 02451
(781) 890-1234

For Immediate Release



    SUMMIT TECHNOLOGY, INC. ANNOUNCES FDA APPROVAL TO INITIATE CUSTOM CORNEA
                   STUDIES WITH AUTONOMOUS LADARVISION SYSTEM

Waltham, Massachusetts, July 27, 1999 - Summit Technology, Inc. (NASDAQ Symbol:
BEAM) announced today that its Autonomous Technologies subsidiary had been granted an Investigational Device Exemption (IDE) by the U.S. Food and Drug Administration to begin investigational feasibility studies for customized ablations using the combination of its patented CustomCornea(R) measurement device and its LADARVision(R) System. The Company believes that its CustomCornea(R) technology will provide surgeons with the ability to treat ocular aberrations that cannot be detected or compensated for by existing refractive systems. This application has the potential to provide outstanding results that consistently exceed 20/20 vision. The study will include the treatment of nearsightedness as well as farsightedness and astigmatism with both photorefractive keratectomy (PRK) and laser in-situ keratomileusis (LASIK).

The results of the feasibility IDE study will provide the basis for an expanded U.S. clinical trial which is necessary for FDA approval. The study will include the treatment of a limited number of eyes using both PRK and LASIK and is scheduled to begin in August.

THE RIGHT SHAPE TO MAKE
When performing laser vision correction, today's surgeons use a laser to flatten or steepen the curvature of the patients cornea to enhance the patients vision. However, the amount of change and final shape of the cornea is still largely dependent on the same nineteenth century trial lens technology used when a contact lens or spectacle prescription is measured.

"We believe that CustomCornea(R) will greatly improve the way in which the optimal cornea shape is determined and applied to the cornea. The goal of CustomCornea(R) is to set a new level of expectations for refractive outcomes and to provide a significant



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increase in visual quality for all refractive patients," said Randy Frey,
President of Autonomous and Executive Vice President of Summit.

CustomCornea(R) represents the integration of advanced measurement technologies with the LADARVision(R) System, and is the result of three years of product development. CustomCornea(R) begins by pulsing a beam of light into the eye and onto the retina. The light pulse is then reflected back through the cornea, gathering individual properties of the optical path. The reflected light pulse is analyzed by CustomCornea(R) and used to develop a custom corneal shape. This custom shape is then applied to the cornea using the LADARVision(R) System. The LADARVision(R) System's unique small beam and active eye tracker enable it to precisely sculpt the cornea to the custom shape.

Founded in 1985, Summit Technology is a leading developer, manufacturer and marketer of ophthalmic laser systems and related products designed to correct common vision disorders such as nearsightedness, farsightedness and astigmatism. In 1995, Summit was the first excimer laser company to receive FDA approval for its excimer laser system for the correction of mild to moderate myopia in the U.S. Autonomous, a wholly owned subsidiary, is engaged in the design and development of next generation excimer laser instruments for laser refractive surgery. The Company's LADARVision system combines laser radar eye tracking with narrow beam shaping technology. In addition, through its wholly-owned subsidiary, Lens Express, Summit sells contact lenses and related products.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this report contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Among these risks and uncertainties are: competition from other manufacturers and vision correction technologies, delays in obtaining regulatory approvals, challenges to patents owned and licensed by the Company affecting per procedure revenues and adverse litigation results. For additional information and risks associated with the Company's business prospects, and future operating results, please refer to Summit's annual report on Form 10-K for the year ended December 31, 1998.

FOR MORE INFORMATION CONTACT:
Kate Sturgis Burnham
Director, Investor Relations & Corporate Communications
Summit Technology, Inc.
(781) 672-0517
kate.burnham@sum-tech.com